EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0209) pertaining to the Burr-Brown Corporation Future Investment Trust of our report dated April 8, 1998, with respect to the financial statements and schedules of the Amended and Restated Burr-Brown Corporation Future Investment Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

ERNST & YOUNG LLP

Tucson, Arizona
June 18, 1998